UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)    January 17, 2007

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

On February 9, 2007, Speakeasy Gaming of Las Vegas, Inc. (“SGLI”), a wholly-owned subsidiary of the Registrant, and Mandekic Companies, LLC (“MCL”), entered into a Purchase and Sale Agreement providing for the sale of all of SGLI’s right, title and interest in and to SGLI’s real property (as defined in such Agreement), the improvements on that property and the tangible and intangible assets of SGLI used in the ownership and operations of its business, subject to the terms of the above-referenced Agreement.

The purchase price to be paid by MCL is $18,175,000 in cash, subject to customary conditions, including, but not limited to, the approval of the Nevada Gaming Commission and the City of North Las Vegas.

The foregoing description of the Purchase and Sale Agreement is not complete and is qualified in its entirety by reference to such Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.                                              Other Events

On January 17, 2007, Presque Isle Downs, Inc. (“PIDI”), a wholly-owned subsidiary of the Registrant, borrowed $6,556,720.38 from National City Equipment Finance, a division of National City Commercial Capital, LLC which funds were used to pay for certain gaming equipment that was previously delivered to PIDI at its Erie, Pennsylvania facility. Interest on the unpaid principal balance of the borrowed amount is 7.83% per annum subject to the terms of the applicable Equipment Finance Agreement executed by PIDI and National City. PIDI granted National City a security interest in the gaming equipment purchased with the above-referenced amount and the Registrant has guaranteed payment of the amounts due under the Equipment Finance Agreement.

On January 17, 2007, PIDI borrowed $3,600,000 from CIT Lending Services Corporation which funds were used to pay for certain gaming equipment that was previously delivered to PIDI. Interest on the unpaid principal balance is LIBOR plus 3.25% per annum subject to the terms of the applicable Loan and Security Agreement executed by PIDI and CIT. PIDI granted CIT a security interest in the gaming equipment purchased with the amount loaned by CIT and the Registrant has guaranteed payment of the amounts due under the Loan and Security Agreement executed by PIDI.

On January 23, 2007, PIDI borrowed $1,859,309.56 from Fifth Third Bank which funds were used to pay for certain gaming equipment that was previously delivered to PIDI. Interest on the unpaid principal balance of the borrowed amount is 7.90% per annum subject to the terms of the applicable Loan and Security Agreement executed by PIDI and Fifth Third Bank. PIDI granted Fifth Third Bank a security interest in the gaming equipment purchased with the above-referenced amount and the Registrant has guaranteed payment of the amounts due under the Loan and Security Agreement.

On January 23, 2007, PIDI borrowed an additional $1,750,000 from Fifth Third Bank which funds were used to reimburse PIDI for a deposit it paid in connection with its purchase and installation of a player tracking system at its Erie facility. Interest on the unpaid principal balance of the borrowed amount is 7.91% per annum subject to the terms of the applicable Loan and Security Agreement executed by PIDI and Fifth Third Bank. PIDI granted Fifth Third Bank a security interest in the gaming equipment purchased with the above-referenced amount and the Registrant has guaranteed payment of the amounts due under the Loan and Security Agreement. The $1,750,000 amount borrowed by PIDI is a portion of a $3,715,300 loan commitment under the Agreement referenced in this paragraph, with the remaining amount to be used to pay the final two installments with respect to the purchase and installation of PIDI’s player tracking system.

On February 2, 2007, PIDI borrowed $9,326,208.97 from PNC Equipment Finance, LLC which funds were used to pay for certain gaming equipment that was previously delivered to PIDI. Interest on the unpaid principal balance of the borrowed amount is 8.08% per annum subject to the terms of the applicable Loan and Security Agreement executed by PIDI and PNC. PIDI granted PNC a security interest in the gaming equipment purchased with the above-referenced amount and the Registrant has guaranteed payment of the amounts due under the Loan and Security Agreement.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated February 9, 2007, by and between Speakeasy Gaming of Las Vegas, Inc. and Mandekic Companies, LLC.

99.1	Press Release dated February 13, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

		By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date:	February 14, 2007